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                                                                    Exhibit 21.1

               SUBSIDIARIES OF LEAP WIRELESS INTERNATIONAL, INC.

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Name                                                   Jurisdiction of
                                                          Formation
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
QUALCOMM Telecommunications Limited                    Isle of Man
Orrengrove Investments Limited                         Cyprus
Transworld Telecommunications (Bermuda) Ltd.           Bermuda
Transworld Telecommunications, Inc.                    Delaware
Inversiones Leap Wireless Chile S.A.                   Chile
Smartcom S.A.                                          Chile
Leap PCS Mexico, Inc.                                  California
Leap Wireless Mexico, S.A. de C.V.                     Mexico
Pegaso Telecomunicaciones, S.A. de C.V.                Mexico
Pegaso PCS, S.A. de C.V.                               Mexico
Pegaso Recursos Humanos, S.A. de C.V.                  Mexico
Chase Telecommunications, Inc.                         Delaware
ChaseTel Licensee Corp.                                Delaware
ChaseTel Operating Company, Inc.                       Delaware
ChaseTel Real Estate Holding Company, Inc.             Tennessee
Cricket Communications Holdings, Inc.                  Delaware
Cricket Communications, Inc.                           Delaware
Cricket Licensee (North  Carolina) Inc.                Delaware
Cricket Licensee (Reauction), Inc.                     Delaware
Cricket Licensee (Denver) Inc.                         Delaware
Cricket Licensee (Pittsburgh) Inc.                     Delaware
Cricket Holdings Dayton, Inc.                          Delaware
Albany Merger Sub, Inc.                                Delaware
Columbus Merger Sub, Inc.                              Delaware
Macon Merger Sub, Inc.                                 Delaware
Cricket Arizona Property Company                       Delaware
Cricket Arkansas Property Company                      Delaware
Cricket Colorado Property Company                      Delaware
Cricket Kansas Property Company                        Delaware
Cricket New Mexico Property Company                    Delaware
Cricket North Carolina Property Company                Delaware
Cricket Oklahoma Property Company                      Delaware
Cricket Pennsylvania Property Company                  Delaware
Cricket Utah Property Company                          Delaware
Cricket Washington Property Company                    Delaware
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